UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

May 21, 2009	( May 15, 2009 )
Date of Report	( Date of earliest event reported )

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-32421	58-23420 21
( State or other jurisdiction of incorporation )	( Commission File Number )	( IRS Employer Identification No. )

420 Lexington Avenue, Suite 1718, New York, NY 10170
( Address of principal executive offices, including zip code )

Registrant's telephone number, including area code: (212) 201-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act [17 CFR 240.14d-2(b)]
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act [17 CFR 240.13e-4(c)]

Forward – Looking Statements

This report contains forward-looking statements that can be identified by such terminology such as “believes”, “expects,” “potential,” “plans”, “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance, or achievements expressed or implied by such statements. In particular, management’s expectations regarding future research, development and/or commercial results could be affected by, among other things, uncertainties relating to product development; availability of future financing; unexpected regulatory delays or government regulation generally; the success of third-party marketing efforts; our ability to retain third-party distributors; our ability to obtain or maintain patent and other proprietary intellectual property protection; and competition in general. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Item 2.02     Results of Operations and Financial Condition.

On May 15, 2009, Fusion Telecommunications International Inc., (the “Company”) issued a press release entitled “Fusion Reports First Quarter 2009 Results”, relating to its financial results for its fiscal quarter ended March 31, 2009. A conference call relating to these financial results was held on May 15, 2009.

Item 1.01     Entry into a Material Definitive Agreement.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off—Balance Sheet Arrangement of a Registrant.

On May 15, 2009 and May 18, 2009, the Company borrowed an aggregate amount of $50,000 from two Directors: Marvin S. Rosen and Philip D. Turits. Each promissory note evidencing the loans provides the lender the right to demand payment at any time of all unpaid principal and interest upon 10 (ten) days written demand and bears interest at the rate of ten percent (10%) per annum. Each note also grants the lender a collateralized security interest, pari passu with other lenders, in the Company’s accounts receivable. The proceeds of these loans are being used primarily for general corporate purposes. The Form of Promissory Note issued in these transactions is incorporated by reference as Exhibit 99.2 to this report.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On May 16, 2009, Mr. Fred P. Hochberg resigned as a member of the Company’s Board of Directors as a result of his appointment by President Barack Obama as President and Chairman of the Export—Import Bank of the United States. Mr. Hochberg’s resignation was effective on May 16, 2009. Mr. Hochberg has been a valuable member of the Company’s Board of Directors since 2004. During his tenure he has served on the Compensation and Nominating Committee.

On May 18, 2009, Mr. Raymond E. Mabus resigned as a member of the Company’s Board of Directors as a result of his appointment by President Barack Obama as Secretary of the Navy. Mr. Mabus’ resignation was effective on May 18, 2009. Mr. Mabus has been a valuable member of the Company’s Board of Directors since 1999. During his tenure he has served on the Company’s Audit Committee and the Compensation and Nominating Committee.

Item 7.01     Regulation FD Disclosure.

The press releases attached as Exhibit 99.1 to this report, is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by Fusion under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Fusion Telecommunications International, Inc., dated May 15, 2009 entitled ““Fusion Reports First Quarter 2009 Results.”
99.2	Form of Promissory Note and Security Agreement (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8–K filed with the Securities Exchange Commission on October 6, 2008)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

By: /s/ BARBARA HUGHES
Barbara Hughes
May 21, 2009	as Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued by Fusion Telecommunications International, Inc., dated May 15, 2009 entitled ““Fusion Reports First Quarter 2009 Results.”